Exhibit 99.1

INVESTOR CONTACT	MEDIA CONTACT
Scott Wylie—Vice President	Mark Plungy—Senior Manager
Investor Relations	Public Relations
(408) 544-6996	(408) 544-6397
swylie@altera.com	newsroom@altera.com

ALTERA ANNOUNCES SECOND QUARTER RESULTS

SALES UP 6 PERCENT FROM PRIOR QUARTER

San Jose, Calif., July 14, 2009—Altera Corporation (NASDAQ: ALTR) today announced second quarter sales of $279.2 million, up 6 percent from the first quarter of 2009 and down 22 percent from the second quarter of 2008. New products grew 16 percent sequentially.

Second quarter net income was $47.4 million, $0.16 per diluted share, up from net income of $44.0 million, $0.15 per diluted share, in the first quarter of 2009 and down from $98.0 million, $0.32 per diluted share, in the second quarter of 2008. Second quarter 2009 tax expense includes an additional $11.5 million charge as a result of a United States court ruling announced during the quarter related to worldwide equity compensation cost sharing. Altera was not a party to the case. The additional tax expense reduced second quarter earnings by $0.04 per diluted share.

Year-to-date cash flow from operating activities was $90.9 million. Altera ended the quarter with $1.3 billion in cash and short-term investments.

Altera’s board of directors has declared a quarterly cash dividend of $0.05 per share payable on September 1, 2009 to stockholders of record on August 10, 2009.

“With a more than doubling of our 40-nm sales and surging 65-nm sales, new products resumed sequential growth and drove our top line results this quarter,” said John Daane, president, chief executive officer, and chairman of the board. “Combined, our three 40-nm FPGA families continue to set design win value records. We believe that these newest Altera FPGAs will be our most successful ever.”

(more)

Several recent accomplishments mark the company’s continuing progress.

•

With the arrival of the newest members of the Stratix® IV GT FPGA family, Altera is now shipping the industry’s highest density and highest bandwidth FPGAs. These 40-nm FPGAs feature 11.3-Gbps transceivers and 530K logic elements (LEs). Stratix IV GT FPGAs support next-generation 40G/100G technologies used in communications systems, military systems, and high-end test equipment. The unprecedented density and bandwidth in Stratix IV GT FPGAs provide designers of 40G/100G applications the flexibility to incorporate traffic management, packet processing, and their own custom functionality into a single device. Telecommunications industry OEMs are quickly ramping their new 40G/100G networks to handle HDTV and Internet video broadband content. Stratix IV GT FPGAs deliver a single-chip solution that is optimized specifically to address the demanding bandwidth requirements of this emerging market.

•

Altera now is shipping its third 40-nm FPGA, the Arria® II GX family. Optimized for midrange applications in broadcast, communications, and military systems, the Arria II GX family features fast core performance combined with a cost-optimized 3-Gbps transceiver architecture. With logic densities ranging from 20K–260K LEs, and over 8 Mbits of RAM, this new product offering complements the Stratix IV GX and GT flagship families.

•

Altera announced the immediate availability of its latest addition to the Cyclone® FPGA series—the Cyclone III LS family. This new device family offers the lowest power FPGA that includes security features, including anti-tamper, design security, and design separation. These devices are the lowest power FPGAs at less than 0.25W of static power for 200K LEs. These devices address challenging security and power requirements in military and industrial markets. The software is publicly available, and the first devices are shipping now.

(2 of 8)

Business Outlook for the Third Quarter 2009

Sequential Sales Growth	Down 1% to 5%

Gross Margin	67% +/- .5%

Research and Development	$67 to $69 million

SG&A	$55 to $57 million

Other Income	Approximately $0.5 million

Tax Rate	13% to 14%

Conference Call and Quarterly Update:

A conference call will be held today at 1:45 p.m. Pacific Time to discuss the quarter’s results and management’s current business outlook. The webcast and subsequent replay will be available in the Investor Relations section of the company’s website at www.altera.com. A telephonic replay of the call may be accessed later in the day by calling (719) 457-0820 and referencing confirmation code 258712. The telephonic replay will be available for two weeks following the live call.

Altera’s third quarter business update will be issued in a press release available after the market close on September 8, 2009.

Forward-Looking Statements

Statements in this press release that are not historical are “forward-looking statements” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will,” “expects,” “anticipates,” or other words that imply or predict a future state. Forward-looking statements include any projection of revenue, gross margin, expense or other financial items discussed in the Business Outlook section of this press release as well as the company’s future 40-nm sales. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, current global economic conditions, customer business environment, vertical market mix, market acceptance of the company’s products, product introduction schedules, the rate of growth of the company’s new products including the Arria GX, Arria II GX, Cyclone II, Cyclone III, Stratix II, Stratix II GX, Stratix III, Stratix IV, Stratix IV GX, Stratix IV GT, MAX® II and HardCopy® device families, changes in the mix of our business between prototyping and production-based demand, as well as changes

(3 of 8)

in economic conditions and other risk factors discussed in documents filed by the company with the Securities and Exchange Commission (SEC) from time to time. Copies of Altera’s SEC filings are posted on the company’s website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About Altera

Altera programmable solutions enable system and semiconductor companies to rapidly and cost-effectively innovate, differentiate and win in their markets. Find out more about Altera’s FPGA, CPLD and ASIC devices at www.altera.com.

#####

Altera, The Programmable Solutions Company, the stylized Altera logo, specific device designations and all other words that are identified as trademarks and/or service marks are, unless noted otherwise, the trademarks and service marks of Altera Corporation in the U.S. and other countries. All other product or service names are the property of their respective holder.

(4 of 8)

ALTERA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	June 26, 2009	March 27, 2009	June 27, 2008	June 26, 2009	June 27, 2008
Net sales	$279,201	$264,602	$359,854	$543,803	$695,925
Cost of sales	93,588	94,029	118,337	187,617	235,646

Gross margin	185,613	170,573	241,517	356,186	460,279
Operating expenses(1)
Research and development	64,981	58,190	63,623	123,171	124,760
Selling, general, and administrative	53,679	60,659	64,173	114,338	127,304

Total operating expenses	118,660	118,849	127,796	237,509	252,064

Operating margin(2)	66,953	51,724	113,721	118,677	208,215
Compensation expense (benefit)—deferred compensation plan	3,586	23	284	3,609	(4,745)
Loss (gain) on deferred compensation plan securities	(3,586)	(23)	(284)	(3,609)	4,745
Interest income and other	(1,717)	(3,378)	(7,530)	(5,095)	(16,681)
Interest expense	1,321	1,338	3,907	2,659	7,044

Income before income taxes	67,349	53,764	117,344	121,113	217,852
Income tax expense	19,926	9,803	19,362	29,729	35,946

Net income	$47,423	$43,961	$97,982	$91,384	$181,906

Net income per share:
Basic	$0.16	$0.15	$0.33	$0.31	$0.60

Diluted	$0.16	$0.15	$0.32	$0.31	$0.59

Shares used in computing per share amounts:
Basic	293,895	293,105	300,535	293,511	304,000

Diluted	295,503	294,881	305,868	295,157	307,950

Cash dividends per common share	$0.05	$0.05	$0.05	$0.10	$0.09

Tax rate	29.6%	18.2%	16.5%	24.5%	16.5%

% of Net sales:
Gross margin	66.5%	64.5%	67.1%	65.5%	66.1%
Research and development	23.3%	22.0%	17.7%	22.6%	17.9%
Selling, general, and administrative	19.2%	22.9%	17.8%	21.0%	18.3%
Operating margin(2)	24.0%	19.5%	31.6%	21.8%	29.9%
Net income	17.0%	16.6%	27.2%	16.8%	26.1%

Notes:

(1) Includes restructuring expenses as follows:

	THREE MONTHS ENDED			SIX MONTHS ENDED
	June 26, 2009	March 27, 2009	June 27, 2008	June 26, 2009	June 27, 2008
Research and development	$—	$226	$—	$226	$—
Selling, general, and administrative	—	4,990	—	4,990	—

	$—	$5,216	$—	$5,216	$—

(2)	We define operating margin as gross margin less research and development and selling, general and administrative expenses, as presented above. This presentation differs from income from operations as defined by U.S. Generally Accepted Accounting Principles (GAAP), as it excludes compensation expense (benefit) associated with deferred compensation plan obligations. Since compensation expense (benefit) associated with our deferred compensation plan obligations is offset by losses (gains) from related securities, we believe this presentation provides a more meaningful representation of our ongoing operating performance. A reconciliation of operating margin to income from operations follows:

	THREE MONTHS ENDED			SIX MONTHS ENDED
	June 26, 2009	March 27, 2009	June 27, 2008	June 26, 2009	June 27, 2008
Operating margin (non-GAAP)	$66,953	$51,724	$113,721	$118,677	$208,215
Compensation expense (benefit)—deferred compensation plan	3,586	23	284	3,609	(4,745)

Income from operations (GAAP)	$63,367	$51,701	$113,437	$115,068	$212,960

(5 of 8)

ALTERA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 26, 2009	March 27, 2009	December 31, 2008
Assets

Current assets:
Cash and cash equivalents	$1,274,975	$1,234,291	$1,216,743
Accounts receivable, net	196,070	182,120	83,430
Inventories	66,219	63,333	84,637
Deferred compensation plan assets	60,865	59,340	55,990
Deferred income taxes and other current assets	170,068	167,916	186,361

Total current assets	1,768,197	1,707,000	1,627,161
Property and equipment, net	185,307	191,628	192,262
Deferred income taxes and other assets, net	52,752	57,389	60,484

	$2,006,256	$1,956,017	$1,879,907

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and current liabilities	$104,656	$119,125	$124,358
Deferred compensation plan obligations	60,865	59,340	55,990
Deferred income and allowances on sales to distributors	232,834	245,582	205,674

Total current liabilities	398,355	424,047	386,022
Income taxes payable, non-current	201,685	180,786	173,880
Long-term credit facility	500,000	500,000	500,000
Other non-current liabilities	7,392	7,554	20,128
Stockholders’ equity	898,824	843,630	799,877

	$2,006,256	$1,956,017	$1,879,907

Key Ratios & Information

Current Assets/Current Liabilities	4:1	4:1	4:1
Liabilities/Equity	1:1	1:1	1:1
TTM Return on Equity	32%	40%	45%
Quarterly Depreciation Expense	$7,149	$7,457	$7,625
Quarterly Capital Expenditures	$2,299	$4,553	$11,354
Annualized Net Sales per Employee	$400	$386	$508
Number of Employees	2,684	2,717	2,760
Inventory MSOH (1) : Altera	2.1	2.0	2.6
Inventory MSOH (1) : Distribution	1.1	1.0	1.0
Days Sales Outstanding	64	59	25

(1)	MSOH: Months Supply On Hand

(6 of 8)

ALTERA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	June 26, 2009	June 27, 2008
Cash Flows from Operating Activities:
Net income	$91,384	$181,906
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,714	15,220
Stock-based compensation	30,435	24,232
Deferred income tax benefit	(6,286)	(8,232)
Tax effect of employee stock plans	(1,897)	7,517
Excess tax benefit from employee stock plans	(231)	(4,457)
Gain on sale of land	—	(112)
Gain on substantive termination of retiree medical plan	(6,488)	—
Changes in assets and liabilities:
Accounts receivable, net	(112,640)	(58,350)
Inventories	18,418	(1,896)
Other assets	30,018	(5,460)
Accounts payable and other liabilities	(21,019)	568
Deferred income and allowances on sales to distributors	27,160	55,201
Income taxes payable	26,037	22,370
Deferred compensation plan obligations	1,266	(1,749)

Net cash provided by operating activities	90,871	226,758

Cash Flows from Investing Activities:
Purchases of property and equipment	(6,852)	(11,094)
Proceeds from the maturities and sales of available-for-sale investments	—	81,497
Proceeds from sale of land	—	9,063
Sales (purchases) of deferred compensation plan securities, net	(1,266)	1,749
Purchases of intangible assets	(510)	—

Net cash provided by (used for) investing activities	(8,628)	81,215

Cash Flows from Financing Activities:
Proceeds from issuance of common stock through various stock plans	11,933	38,601
Shares withheld for employee taxes	(4,655)	(3,745)
Repurchases of common stock	—	(276,680)
Payment of dividends to stockholders	(29,370)	(27,368)
Excess tax benefit from stock-based compensation	231	4,457
Decrease in book overdrafts	—	(320)
Proceeds from long-term credit facility	—	250,000
Principal payments on capital lease obligations	(2,150)	(669)

Net cash used for financing activities	(24,011)	(15,724)

Net increase in cash and cash equivalents	58,232	292,249
Cash and cash equivalents at beginning of period	1,216,743	890,095

Cash and cash equivalents at end of period	$1,274,975	$1,182,344

Non-cash Investing and Financing Activities:
Assets acquired under capital leases	$—	$11,155

(7 of 8)

ALTERA CORPORATION

REVENUE SUMMARY

(Unaudited)

	THREE MONTHS ENDED			Quarterly Growth Rate
	June 26, 2009	March 27, 2009	June 27, 2008	Sequential Change	Year- Over-Year Change
Geography
North America	20%	19%	24%	13%	-37%
Asia Pacific	43%	38%	35%	19%	-2%
Europe	21%	24%	23%	-6%	-29%
Japan	16%	19%	18%	-14%	-34%

Total	100%	100%	100%	6%	-22%

Product Category
New	58%	53%	42%	16%	6%
Mainstream	21%	24%	27%	-6%	-39%
Mature & Other	21%	23%	31%	-5%	-47%

Total	100%	100%	100%	6%	-22%

Market Segment
Telecom & Wireless	48%	46%	37%	10%	1%
Industrial Automation, Military & Auto	21%	21%	22%	7%	-28%
Networking, Computer & Storage	13%	15%	16%	-10%	-39%
Other	18%	18%	25%	7%	-42%

Total	100%	100%	100%	6%	-22%

FPGAs and CPLDs
FPGA	76%	77%	74%	4%	-20%
CPLD	16%	14%	18%	14%	-33%
Other	8%	9%	8%	3%	-20%

Total	100%	100%	100%	6%	-22%

Product Category Description

Category	Products
New	Stratix II (and GX), Stratix III, Stratix IV (and GX/GT), Arria GX, Arria II GX, Cyclone II, Cyclone III, MAX II, HardCopy, and Hardcopy II devices

Mainstream	Stratix (and GX), Cyclone, and MAX 3000A devices

Mature & Other	Classic™, MAX 7000, MAX 7000A, MAX 7000B, MAX 7000S, MAX 9000, FLEX® series, APEX™ series, Mercury™, Excalibur™, configuration and other devices, intellectual property cores, and software and other tools

(8 of 8)